UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2016

ZIONS BANCORPORATION
(Exact name of registrant as specified in its charter)

UTAH	001-12307	87-0227400
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE SOUTH MAIN, 15th FLOOR, SALT LAKE CITY, UTAH	84133
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 801-844-7637

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

(d)    On August 4, 2016, the Board of Directors (the “Board”) of Zions Bancorporation (the “Company”) elected Gary L. Crittenden to serve on the Board. Mr. Crittenden will fill a vacancy on the Board and will hold office until the Company’s next annual meeting of shareholders. He was also appointed to serve on the Board’s Audit Committee. Mr. Crittenden is a Managing Director of Huntsman Gay Global Capital, a private equity firm, where he has served in various capacities since 2009.

There are no arrangements or understandings between Mr. Crittenden and any other person in connection with his election to the Board. There are no transactions between Mr. Crittenden and the Company or any of its subsidiaries that are reportable under Item 404(a) of Regulation S-K.

As a nonemployee director, Mr. Crittenden will receive cash compensation and will participate in the Company’s director stock program. Further information about nonemployee director compensation is included in the Company’s proxy statement filed with the Securities and Exchange Commission on April 14, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIONS BANCORPORATION

Date: August 5, 2016	By:	/s/ THOMAS E. LAURSEN
Name: Thomas E. Laursen
Title: Executive Vice President and General Counsel